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                                                                      EXHIBIT 10



                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT made April 30, 1997, by and between Woolworth Corporation, a New York corporation having its principal place of business at 233 Broadway, New York, New York 10279 (the "Company"), and Dale W. Hilpert (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Executive is employed by the Company as its President and Chief Operating Officer pursuant to the provisions of an employment agreement dated as of March 23, 1995 (the "1995 Agreement"), the term of which ends on May 14, 1998; and

     WHEREAS, the Company desires the Executive to continue as its President and Chief Operating Officer for a period extending beyond May 14, 1998, and the Executive is willing to serve in such capacity beyond such date; and

     WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such continued employment; and

     WHEREAS, the Executive and the Company desire to terminate the 1995 Agreement as of April 30, 1997, so that, from and after May 1, 1997, the terms and conditions of the employment of the Executive with the Company shall be governed by the provisions of this agreement;
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     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

     1. Employment. (a) The Company hereby agrees to continue the employment of the Executive as its President and Chief Operating Officer, and the Executive hereby agrees to accept such continued employment with the Company, on the terms and conditions herein contained. The Executive shall continue to serve as President and Chief Operating Officer and as a member of the Board of Directors of the Company (the "Board").

           (b) Except for earlier termination as provided pursuant to this Agreement, the Executive's employment under this Agreement shall be for a period commencing on May 1, 1997 (the "Commencement Date"), and ending on April 30, 2000 (the "Employment Period").

         2. Duties. (a) The Executive shall serve during the Employment Period as President and Chief Operating Officer of the Company, reporting only to the Chairman of the Board and Chief Executive Officer of the Company (the "CEO"). The Executive agrees that in such offices he shall perform such duties and functions as are commensurate with his status as President and Chief Operating Officer of the Company as may from time to time be determined or directed by the Board or by the CEO. The Executive shall devote substantially all of his working time, attention, skill, and efforts to the performance of his duties hereunder; provided, however, that with the prior approval of the CEO, which he may grant or deny in his sole discretion, the Executive may serve on the boards of

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directors of other for profit corporations, if such service does not conflict with his duties hereunder or his fiduciary duty to the Company. It is further understood and agreed that nothing herein shall prevent the Executive from managing his passive personal investments (subject to applicable Company policies on permissible investments), and (subject to applicable Company policies) participating in charitable and civic endeavors, so long as such activities do not interfere in more than a de minimis manner with the Executive's performance of his duties hereunder. The services to be performed by the Executive pursuant to the terms of this Agreement shall be rendered principally at the Company's principal offices; provided, however, that the Executive agrees to travel for reasonable periods of time for business purposes whenever such travel is necessary or appropriate to the performance of his duties hereunder.

                  (b) Upon request of the CEO, the Executive shall also serve as an officer and director of subsidiaries and affiliates of the Company without additional compensation.

         3. Compensation and Benefits. As full compensation for his services hereunder, and subject to all the provisions hereof:

                  (a) During the Employment Period, the Company shall pay the Executive, in accordance with its normal payroll practices and subject to required withholding, a salary calculated at such rate per annum as may be fixed by the Compensation Committee of the Board from time to time, but in no event at a rate less than $825,000 per annum ("Base Salary").


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                  (b) During the Employment Period, the Executive shall be
eligible to participate in all bonus, incentive and equity plans that are maintained by the Company from time to time for its senior executive employees in accordance with the terms of such plans at the time of participation. Subject to Compensation Committee approval, if required, to the extent not already vested, the stock option granted to the Executive by the Company on May 15, 1995 to purchase 300,000 shares of the Company's Common Stock shall fully vest upon a Change in Control, as defined in Exhibit A hereto.

                  (c) During the Employment Period, the Executive shall be eligible to participate in all pension, welfare and fringe benefit plans, as well as perquisites, maintained by the Company from time to time for its senior executive employees in accordance with their respective terms as in effect from time to time (other than any special arrangement entered into by contract with an executive). In addition, during the Executive's active employment during the Employment Period, the Company shall provide the Executive with life insurance, with its group term life insurance plan or otherwise, on the life of the Executive for the benefit of his designated beneficiaries in amount equal to three times his annual earnings reported as "wages" for Form W-2 purposes (other than earnings attributable to the exercise of stock options or attributable to other equity-based incentive plans).

                  (d) During the Employment Period, the Executive shall be reimbursed for his out-of-pocket travel and entertainment expenses in accordance with the Company's normal policy for senior executive officers, including appropriate documentation.

                  (e) The Executive shall be entitled to four weeks vacation for each fiscal year

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during the Employment Period to be taken at such time as mutually convenient to the Executive and the Company. Unused vacation shall be forfeited.

                  (f) The Company shall provide to Executive a transportation allowance of $10,000 per year.

         4. Termination. The Employment Period shall terminate upon the earliest of the following:

                  (a) the Executive's death;

                  (b) the Executive's disability in accordance with Section 6;

                  (c) the Executive's termination for cause in accordance with
                  Section 7;

                  (d) the termination of the Executive by the Company without cause; (e) the termination by the Executive in accordance with
                  Section 8; or

                  (f) the termination of the Executive in accordance with
                  Section 10.

         5. Death. The death of the Executive shall serve to terminate the Employment Period, in which event the Company shall have no liability or further obligation except as follows:

                  (a) The Company shall pay the Executive's estate (or, if properly designated under an applicable plan or arrangement, his beneficiary) when otherwise due any unpaid Base Salary for the period prior to such termination of the Employment Period, any declared but unpaid bonuses, any declared but unpaid amounts due under any incentive plan, and any other unpaid amounts due the

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Executive under employee benefit, fringe benefit or incentive plans
("Entitlements").

                  (b) The Executive shall have such rights under any employee benefit, fringe benefit or incentive plan, including any stock option plan, as provided in such plans and any grants thereunder ("Rights").

                  (c) The Executive's estate or his designated beneficiary shall be entitled to receive those benefits afforded by the Company under its then existing policies to employees who die while employed by the Company.

         6. Disability. If the Company reasonably shall determine that the Executive has become physically or mentally incapable of performing his material duties as provided in Section 2 of this Agreement and such incapacity is likely to last for a period of at least one hundred eighty (180) days from the onset of such incapacity, the Company may, at its election at any time after the date of such onset while the Executive remains incapable of performing his duties, terminate the Executive's employment hereunder effective immediately by giving the Executive written notice of such termination. In such event, the Company shall continue the Executive as an employee on payroll (but not as an officer hereunder) at his same Base Salary until he qualifies for the Company's long term disability policy and the Company shall have no other obligation to the Executive or his dependents other than Entitlements, Rights, amounts due under the Company's long term disability plan, and any benefits offered by the Company under its then policy to employees who become disabled while employed by the Company.

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         7. Cause. (a) If the Company shall determine that there are grounds for terminating the Employment Period and discharging the Executive for "cause" (as hereinafter defined), the Company may, at its election at any time within six months after the Company shall obtain knowledge of the grounds for termination, give the Executive notice of its intention to terminate the Executive for cause and stating the grounds for termination. In the event of any arbitration in accordance with Section 16 hereof with regard to the Company's determination of cause, the determination by the Company shall be reviewed on a de novo basis by the arbitrator(s).

                  (b) If the grounds for termination are those specified in clause (ii)(X), (iv) or (vi) of paragraph (d) hereof, the Executive shall have a period of ten days from giving of the notice to cure the neglect, refusal, or breach, as the case may be, provided that if similar grounds arise again within one year of such cure, no new notice need be given and the Company, at its option, may immediately terminate the Executive for cause.

                  (c) If the grounds for termination are those specified in clauses (i), (ii)(Y), (ii)(Z), (iii) or (v) of paragraph (d) hereof, it is understood and agreed that no satisfactory cure is available and such termination shall be effective immediately upon notice by the Company.

                  (d) For purposes of this Section 7 and Section 9 hereof, the term "cause" shall mean:

                      (i) the conviction (or plea of guilty or nolo contendere) of the Executive of

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any felony, or of any crime involving fraud, dishonesty or misappropriation, or moral turpitude or, if any of the foregoing involves the Company or any subsidiary or affiliate (collectively the "Control Group"), the commission of any of the foregoing (other than good faith disputes involving expense account items);

                      (ii) the Executive's (X) continued willful neglect of his duties and responsibilities under this Agreement; (Y) grossly negligent conduct in connection with his duties and responsibilities under this Agreement; or (Z) gross negligence in connection with his handling of the assets of the Company or any other member of the Control Group;

                      (iii) the Executive's willful misconduct with regard to the Control Group;

                      (iv) the Executive's refusal to follow the written direction of the Board or the CEO with regard to the Executive's responsibilities as set forth herein;

                      (v) the Executive's willful failure to comply with the covenants in Section 12 hereof; or

                      (vi) material breach of any of the provision of this Agreement by the Executive.

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                  (e) If the Company shall terminate the Executive's employment pursuant to this Section 7, it shall have no further liability or obligation hereunder except as follows:

                      (i) The Company shall promptly pay the Executive his then current Base Salary through the effective date of such termination;

                      (ii) The Executive shall receive the benefits, if any, and have the rights afforded by the Company under its then existing policies to employees whose employment is terminated for cause or under the specific terms of any welfare, pension, fringe benefit or incentive plan.

         8. Good Reason. In the event that the Company shall (i) fail to continue the appointment of the Executive as President and Chief Operating Officer of the Company, or (ii) reduce the Executive's annual salary below the Base Salary, or (iii) materially diminish the duties and responsibilities of the Executive as President and Chief Operating Officer, assign to the Executive duties and responsibilities inconsistent with his positions, or materially diminish his authority, or (iv) locate the Executive at other than at the Company's main executive office, or (v) breach any payment provision of this Agreement (to the extent not disputed in good faith) or any other material provision of this Agreement (each of the foregoing hereinafter referred to as a "Triggering Event"), then the Executive may give notice to the Company of his election to terminate the Employment Period pursuant to this Section 8, effective thirty (30) days from the date of such notice, unless the Company shall have cured prior thereto the default giving rise to his notice of election to terminate. Such notice

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from the Executive shall state the Triggering Event which provides the grounds for his termination, and such notice must be given, if at all, within 90 days of the date the Executive obtains knowledge of the Triggering Event referred to as providing such grounds for termination. Within the 30 day period specified in the Executive's notice to the Company, the Company shall have the opportunity to cure the default involved in the Triggering Event specified by the Executive. If the Employment Period is terminated pursuant to this Section 8, the Company shall have no liability or further obligation hereunder except as provided in
Section 9 hereof. If the Executive does not give notice to the Company of his election to terminate within 90 days following the occurrence of a Triggering Event, then the Executive shall be deemed to have waived his right to terminate the Employment Period based on such Triggering Event, but such waiver shall not prejudice his right to terminate pursuant to this Section 8 based on the occurrence of another Triggering Event occurring subsequent in time, whether of the same or a different type.

         9. Termination. In the event of a termination of the Employment Period pursuant to Section 8 hereof, or in the event the Company shall terminate the Employment Period without cause, or if as of April 30, 2000, the Company does not offer to extend this agreement under the same terms and conditions then existing (other than with respect to the one-year extension provision under this Section 9) for an additional one year, then, except as provided in Section 10 hereof, the Company shall have no obligation to the Executive except as follows:

            (a) The Executive shall receive his Entitlements and have his Rights. Thereafter, and during the period until the earliest of (i) the later of April 30, 2000 or one year from the date of termination, (ii) the Executive's death, or (iii) the Executive's violation of the post employment requirements of
Section 12 hereof, and subject to paragraph (f) below, following the date of such

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termination (hereinafter referred to as the "Severance Period"), the Company shall make payments to the Executive, either bi-weekly or monthly as the Company shall elect, calculated at the annual rate of Base Salary which the Executive was receiving pursuant to Section 3(a) hereof immediately prior to such termination.

                  (b) During the Severance Period the Executive shall not be an employee and shall not be entitled to receive any fringes, perquisites or benefits from the Company, except the Company shall pay the premiums for his and his dependents' health coverage under COBRA until the earliest of (i) such time as he commences other employment, (ii) such time as he or a dependent, as the case may be, is no longer entitled to COBRA coverage, or (iii) as provided in paragraph (f) below.

                  (c) The Company shall provide the Executive, at no cost to the Executive, with out-placement at a level commensurate with the Executive's position.

                  (d) The Executive shall not be required to mitigate the amount of any payment provided for in the second sentence of paragraph (a) or in paragraph (d) by seeking other employment nor shall any amounts to be received by the Executive hereunder be reduced by any other compensation earned.


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                  (e) The Company shall be entitled to withhold from any
payments made to the Executive under this Section 9 any amounts required to be withheld by applicable federal, state or local tax law.

                  (f) Any amounts being paid to or on behalf of the Executive under this Section 9 (other than vested benefits that are required to be paid under the Company's tax-qualified pension plans pursuant to the provisions of the Employee Retirement Income Security Act of 1974, as amended) shall immediately cease if the Executive enters into Competition with the Control Group. For purposes of this Agreement, "Competition" shall mean the:

                      (i) participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, consultant, joint venturer, investor, lender, or in any capacity whatsoever (within the United States of America, or in any country where the Control Group does business) in activities competitive with any business of the Control Group, provided, however, that such participation shall not include (x) the mere ownership of not more than one percent of the total outstanding stock of a publicly held company; or (y) any activity engaged in with the prior written approval of the Board; or

                      (ii) intentionally recruiting, soliciting or inducing, any employee or employees of the Control Group to terminate their employment with, or otherwise cease their

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relationship with, the Control Group where such employee or employees do in fact so terminate their employment.

         If any restriction set forth with regard to Competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities, or geographic area as to which it may be enforceable.

         10. Change in Control. In the event the Company shall terminate the Executive's employment without cause or the Executive shall terminate his employment for Good Reason (as defined in Section 8 hereof) within one year following a Change in Control, as defined in Exhibit A hereto, the Company shall have no obligation to the Executive except as follows:

                  (a) The Executive shall receive all amounts and benefits under
Section 9 hereof as if he had terminated his employment for Good Reason pursuant to Section 8 hereof.

                  (b) In addition to any payments to which the Executive may be entitled pursuant to the provisions of paragraph (a) of this section, if the sum of the payments that the Company would anticipate making to the Executive under the provisions of the second sentence of Section 9(a) if such payments continued until the later of April 30, 2000 or one year from the date of termination (the "Section 9(a) Payments"), is less than 78 weeks' of Base Salary plus 150 percent of the Executive's bonus payable under the Annual Incentive Compensation Plan at target in the year of the termination of the Employment Period (the "Change-in-Control Amount"), then the Company shall make a lump

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sum cash payment of 50 percent of the difference between the Change-in-Control
Amount and the Section 9(a) Payments to Executive within five business days of the date of the termination of the Employment Period and, provided that the Executive has not, during the one year period following the termination of the Employment Period, engaged in Competition with the Control Group, as defined in
Section 9(f) hereof, or violated the provisions of Section 12 hereof, the Company shall make an additional lump sum payment equal to 50 percent of the difference between the Change-in-Control Amount and the Section 9(a) Payments on the first anniversary of the termination of the Employment Period.

         11. Supplemental Executive Retirement Plan. During the Employment Period, Executive shall participate in the Company's Supplemental Executive Retirement Plan (the "SERP"). If, at the time of a termination of the Employment Period (a) pursuant to Section 8 hereof, (b) without cause, (c) pursuant to
Section 10 hereof, or (d) on April 30, 2000 (if the Company and Executive have not entered into an employment agreement extending Executive's employment with the Company beyond such date) (the "Retirement Events"), the Total Retirement Benefit, as hereinafter defined, is less than $1,300,000, the Company shall, effective as of the date of such termination of the Employment Period, increase the amount of Executive's Account in the SERP by the difference between the Total Retirement Benefit and $1,300,000. Further, if at any time during the Employment Period the Board freezes or terminates the SERP or terminates the participation of Executive thereunder, (i) Executive shall, as of the day preceding such action, if it is not the case, be deemed to be at least 55 years of age and have at least five "Years of Service" as defined in the SERP and,
(ii) the Company shall, if the Total Retirement Benefit to which the Executive would be entitled, as of the day preceding such

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action, is less than $1,300,000, increase the amount of Executive's Account in the SERP by the difference between the Total Retirement Benefit, calculated as of such date, and $1,300,000. For purposes of this section, Total Retirement Benefit shall be the sum of (a) the lump sum benefit to which Executive is entitled under the provisions of Section 4.03 (C) (2) of the Woolworth Retirement Plan plus (b) the amount of the lump sum Excess Cash Balance Benefit payable under the provisions of the Excess Cash Balance Plan plus (c) the amount of Executive's Account under the SERP, prior to any adjustment provided for herein. In the event a Retirement Event occurs and either (i) such Retirement Event occurs before the Executive reaches age 55 or (ii) such Retirement Event occurs after the Executive has reached age 55 and the Compensation Committee of the Board does not provide the consent required by Section 2(v) of the SERP to permit Executive's "Retirement", as defined therein, to occur before he attains age 65, then the Company shall make a payment to Executive equal to the amount that would have been in Executive's Account in the SERP following the adjustment, if any, provided for in this section, such payment to be made to Executive in the same manner, and subject to the same restrictions, as provided for in the SERP.

         12. Confidential Information, Nondisparagement. (a) In consideration of the covenants by the Company contained herein, the Executive undertakes and agrees that during the Employment Period and thereafter he shall hold in a fiduciary capacity for the benefit of the Control Group all secret or confidential information, knowledge, or data relating to the Control Group or its business (which shall be defined as all such information, knowledge, and data coming to the Executive's attention by virtue of his employment at the Company except that which is otherwise public knowledge or known within the Company's industry). During such period, the Executive shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other body having

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jurisdiction over such matter or unless required by lawful process or subpoena, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The foregoing shall not limit the disclosure by the Executive of such information in the course of the performance of his duties as President and Chief Operating Officer so long as such disclosure is in good faith.

                  (b) During the Employment Period and thereafter while the Executive is receiving any amounts pursuant to Section 9(a), Section 10, or
Section 11 hereof, the Executive shall not make any statements or comments (i) to any form of media or likely to come to the attention of any form of media of a negative nature that reasonably could be considered to have an adverse impact on the business or reputation of the Control Group, the Board or any senior officer of the Control Group, or (ii) to any employee of the Control Group or to any supplier or customer of the Control Group of a negative nature that reasonably could be considered to have an adverse impact on the business or reputation of the Control Group or the Board or any senior officer of the Control Group, provided that in no event shall the foregoing limitation apply to
(i) compliance with legal process or subpoena, (ii) statements in response to inquiry from a court or regulatory body, (iii) in rebuttal of media stories with regard to the Executive, (iv) to a possible future employer in connection with employment discussions, or (v) in response to inquiry from the Board or the CEO.

                  (c) Furthermore, (i) during the Employment Period, (ii) thereafter while the Executive is receiving any amounts pursuant to Section 9(a) hereof, or, (iii) if the employment of Executive hereunder is terminated for cause, prior to April 30, 2000, the Executive shall not enter into Competition with the Control Group, as defined in Section 9(f) hereof.

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                  (d) Notwithstanding any other provision of this Agreement, in the event of a breach or threatened breach by the Executive of any provision of this Section, the Executive and the Company agree that the Company shall be entitled to injunctive and declaratory relief from a court of competent jurisdiction to restrain the Executive from committing such breach of the Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, the recovery of damages.

                  (e) The provisions of this section shall survive the expiration of this Agreement or the termination of the Agreement for any reason.

         13. Indemnification. The Company agrees that the Executive shall be entitled to the benefits of the indemnity provisions set forth in the By-laws from time to time in accordance with their terms both during his employment and thereafter with regard to his actions as an officer or director of the Company. In addition, the Company agrees to continue in effect for the benefit of the Executive during the Employment Period directors' and officers' liability insurance of the type and in the amount currently maintained by the Company to the extent such insurance is available at a premium cost which the Company considers reasonable and, thereafter, with regard to his prior activities as an officer or director, such insurance as is maintained for active directors and officers.

         14. Assignment. This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Executive) and

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
permitted assigns. This Agreement is personal to the Executive and neither this Agreement or any rights hereunder may be assigned by the Executive. No rights or obligations of the Company under this Employment Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or pursuant to a sale of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Employment Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale as described in the preceding sentence, it shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations, and duties of the Company hereunder.

         15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, other than injunctive relief pursuant to
Section 12(d) hereof, shall be settled by arbitration in the City of New York, in accordance with the rules of the American Arbitration Association (the "AAA") before three arbitrators. The decision of the arbitrator(s) shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The costs assessed by the AAA for arbitration shall be borne equally by both parties.

         16. Notice. Any notice to either party hereunder shall be in writing, and shall be deemed to be sufficiently given to or served on such party, for all purposes, if the same shall be personally

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delivered to such party, or sent to such party by registered mail, postage prepaid, at, in the case of the Company, the address first given above and, in the case of the Executive, his principal residence address as shown in the records of the Company. Notices to the Company shall be addressed to the CEO with a copy similarly sent to the General Counsel. Either party hereto may change the address to which notices are to be sent to such party hereunder by written notice of such new address given to the other party hereto. Notices shall be deemed given when received if delivered personally or three days after mailing if mailed as aforesaid.

         17. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts to be performed therein.

         18. 1995 Agreement. The 1995 Agreement is hereby terminated, effective as of the close of business on April 30, 1997, without further obligation of either party to the other, and shall thereafter be of no force or effect.

         19. Miscellaneous. (a) This Agreement represents the entire understanding of the parties hereto, supersede any prior understandings or agreements between the parties, and the terms and provisions of this Agreement may not be modified or amended except in a writing signed by both parties.

            (b) No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be fulfilled or performed by such other party

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
shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Except to the extent otherwise specifically provided herein, any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.


         20. Beneficiary. The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following his death by giving the Company written notice thereof in accordance with applicable Company policies. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    WOOLWORTH CORPORATION


                                    By______________________________




                                    ________________________________



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                                    Exhibit A


         Change in Control of the Company shall mean any of the following: (i)
(A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") (other than the Company or its subsidiaries) for shares of Common Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of the Company's then issued and outstanding voting securities; (B) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding voting securities by any Person acting in concert as of the date of this Agreement; provided, however, that the Board of Directors of the Company (referred to herein as the "Board") may at any time and from time to time and in the sole

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
discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.




Hilpert


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